EXHIBIT 10.2

        PROMISSORY NOTE FROM CIROND CORPORATON TO SAND HILL FINANCE, LLC
                DATED APRIL 3, 2006 IN THE AMOUNT OF $1,000,000





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                                 PROMISSORY NOTE

$1,000,000.00                                              Dated:  April 3, 2006

         FOR VALUE RECEIVED, the undersigned, CIROND CORPORATION ("BORROWER"), a Nevada corporation, HEREBY PROMISES TO PAY to the order of SAND HILL FINANCE, LLC ("LENDER") the principal amount of One Million Dollars ($1,000,000) or such lesser amount as shall equal the aggregate outstanding principal balance of the Advance made by Lender to Borrower pursuant to the Loan and Security Agreement dated April 3, 2006 by and between Lender and Borrower (the "LOAN AGREEMENT"), together with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding. Interest shall accrue at a rate equal to 10% per annum, on a 360-day basis. Interest shall be payable quarterly, on each July 1, October 1, January 1 and April 1 that any amount is outstanding hereunder. All unpaid principal and accrued but unpaid interest shall be due on October 1, 2006 (the "Maturity Date").

         If Borrower receives at least $3,000,000 of proceeds from the sale or issuance of its equity securities by July 3, 2006, then upon receipt of such proceeds, Borrower shall pay Lender $500,000 on account of the amount outstanding, and may elect to extend the Maturity Date to April 1, 2007. If "Billings" for the period beginning the date hereof and ending June 30, 2006, are less than $1,500,000, then Lender shall have the option on such date to require payment in full of this Note on the day that is 90 days after such date. "Billings" means contracts signed, cash received and products shipped, or any OEM Agreement is completely executed where the total consideration to be paid to Borrower is at least $1,500,000, in each case such contract or agreement to be on terms reasonably acceptable to Lender.

         Borrower may prepay all or any portion of this Note without penalty or premium, provided that amounts repaid may not be reborrowed. All payments shall be applied first to fees and expenses, then to interest, and then to principal.

         Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

         Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by Agent or any Lender in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

                                      CIROND CORPORATION,
                                      a Delaware corporation


                                      By: /s/ NICHOLAS R. MILLER
                                         ---------------------------------------

                                      Name:  Nicholas R. Miller
                                           -------------------------------------

                                      Title:    C.E.O.
                                            ------------------------------------